EXHIBIT 23.2




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                                  EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 23, 2007 included in the Registration Statement on Form SB-2 of Whispering Oaks International, Inc. for the registration of shares of its common stock.

/s/ MANNING ELLIOTT LLP

MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

July 26, 2007